                                                                    Exhibit 99.1

            TERAYON REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS AND ANNOUNCES RESTRUCTURING TO ENHANCE PATH TO PROFITABILITY

Santa Clara, California - January 27, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), the leading innovator of intelligent broadband access, today announced financial results in line with its previous guidance for the fourth quarter and year ended December 31, 2003. Revenue for the fourth quarter of 2003 was $43.0 million, a 70% increase compared to $25.3 million for the same quarter a year ago, and a 14% increase compared to $37.6 million for the third quarter of 2003. Revenue for the twelve months ended December 31, 2003 was $133.5 million, a 3% increase compared to $129.4 million for the twelve months ended December 31, 2002.

Net loss for the fourth quarter of 2003 was $6.0 million, or $0.08 per share, compared to a net loss of $20.5 million, or $0.28 per share, for the same quarter a year ago and a net loss of $7.2 million, or $0.10 per share, for the third quarter of 2003. Net loss for the twelve months ended December 31, 2003 was $50.4 million, or $0.68 per share, compared to a net loss for the twelve months ended December 31, 2002 of $44.2 million, or $0.61 per share.

         "2003 was a critical year of transition and milestone achievements for Terayon," said Zaki Rakib, Terayon's Chief Executive Officer. "We successfully completed the company migration from proprietary, baseline access products to standards-based and intelligent access products that lead the market, enabling broadband providers to deliver faster speeds and new services like voice and video conferencing through more economical, efficient networks. Further, we have begun to execute on our plan to expand the market applicability of intelligent access products as evidenced by our selection by FOX Network for its broadcast high definition distribution system for its affiliates nationwide beginning in 2004."

2003 COMPANY HIGHLIGHTS

         In 2003, Terayon successfully transitioned from proprietary S-CDMA-based CMTSs and modems to DOCSIS 2.0 standards-based products, and now is firmly established as the technology leader with the industry's only complete, end-to-end DOCSIS 2.0 cable data system.

After receiving DOCSIS 2.0 qualification at the end of 2002, Terayon captured approximately 13% market share in the worldwide CMTS market during 2003 with the Terayon BW 3000 DOCSIS 2.0-qualified CMTS product line. Terayon's cable modem business has grown to #3 market share in North America as measured and reported by Kinetic Strategies for the third quarter of 2003, rising from the #5 position in the same quarter a year ago. Terayon's digital video business successfully capitalized on the increasing demand for HDTV and digital ad insertion, with video revenues in the second half of 2003 growing 70% over the first half of 2003. The focus on operational execution enabled these significant milestones while also improving gross margin performance, lowering operating expenses, and maintaining the focus on superior customer service and support.

         "Cable operators are responding to customer needs and competitive pressures by offering more bandwidth-intensive services such as faster high-speed data access, voice over the Internet (VoIP), HDTV, and Video on Demand in response to consumer and enterprise requirements and increasing competition from telecom and satellite operators," continued Rakib. "Our goals for 2004 include: (1) capitalizing on our technology leadership and the opportunities created by these favorable market conditions to increase share across our CMTS, Subscriber and Digital Video businesses, (2) leveraging our best-of-breed digital video processing product line into other vertical markets including satellite, broadcast and telecom, and (3) achieving sustainable profitability through a combination of revenue growth, operational efficiencies, expense management, and strategic partnerships."

         As of December 31, 2003, Terayon had $138.6 million in cash, cash equivalents and short-term investments, and $65.1 million in convertible debt due in 2007. Accounts receivable days sales outstanding (DSO) for the fourth quarter of 2003 was 62 days, compared with 71 days reported for the quarter ended September 30, 2003.

RESTRUCTURING ACTIVITIES

         Terayon today announced its plans to reduce operating expenses and realign resources during the first quarter of 2004. This action is designed to advance the company towards sustainable profitability while retaining the resources necessary to drive innovation to capitalize on the growing market need for intelligent broadband access solutions. Related actions include: (1) a reduction in workforce of approximately 17%, or 70 employees, (2) the consolidation of certain facilities, (3) the write-down of related facility assets, and (4) a reduction in targeted areas of discretionary spending. The effect of these actions is expected to yield annualized operating savings of approximately $10 million to $12 million. Terayon expects to record a charge of approximately $5 million to $7 million in the quarter ending March 31, 2004 as a result of these actions.

         "As we announced in December 2003, we are targeting profitability beginning in the second quarter of 2004. The steps we are taking now provide us with a clearer path towards this objective by lowering our breakeven revenue point, re-sequencing our R&D pipeline to better align with customer timing requirements, and improving our overall efficiency by streamlining the organization and bolstering core processes," said Doug Sabella, Terayon's Chief Operating Officer. "Now that we have introduced our CableLabs-certified, low cost IM6130 modem chip into production and established market acceptance of our Terayon BW 3000 DOCSIS 2.0-qualified CMTS product line, we are able to free up and re-deploy certain engineering and technical resources. We remain committed to our position as technology leader and innovator in the broadband access space, and to our reputation for unparalleled customer service and support."

BUSINESS OUTLOOK

         For the first quarter of 2004, Terayon expects to report revenue in the range of $39 million to $42 million and a net loss in the range of $0.07 to $0.09 per share, excluding the effects of the estimated $5 million to $7 million charge. Including the effects of the estimated charge, the net loss is expected to be in the range of $0.14 to $0.18 per share.

         Terayon will host a conference call today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to further discuss its fourth quarter and full year 2003 financial performance. A live audio webcast of the call will be available to the public from Terayon's website at www.terayon.com/investor. A replay of the conference call will be available via webcast at www.terayon.com/investor beginning at 4 p.m. Pacific Time on January 27, through February 27, 2004. In addition, a replay of the conference call will be available via telephone during this period by dialing 877-213-9653 (U.S.) or 630-652-3041 (international). The access code for the replay is 8246781.

ABOUT TERAYON

         Terayon Communication Systems, Inc. is the leading innovator of intelligent broadband access for operators who want to deliver the widest range of advanced data, video and voice services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.

                              # # #
INVESTOR CONTACT:             PRESS CONTACT:
Kristin Stokan                John Giddings          Margaret Huang
Director, Finance Operations  PR Manager             Atomic Public Relations
(408) 486-5206                (408) 486-5223         (415) 703-9454
KRISTIN.STOKAN@TERAYON.COM    JOHN.GIDDINGS@TERAYON.COM  MARGARET@ATOMICPR.COM

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates, and assumptions by Terayon that involve risks and uncertainties, including Terayon's guidance on first quarter 2004 revenues, net loss per share, estimated restructuring charge, estimated operating cost savings, and Terayon's estimated timeline for profitability. These forward-looking statements are based on current expectations and Terayon assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. Terayon's actual results could differ materially from those described in this press release as a result of various factors, risks and uncertainties, including Terayon's ability to develop and bring to market new products; the acceptance of Terayon's new products in the market; Terayon's ability to gain new business; the expansion of operations by Terayon's customers; the deployment of Terayon's products in specific markets; the continued revenue growth with respect to the Terayon BW 3000 CMTS product line, the Terayon TJ700 Cable Modem product line, and the Terayon Network CherryPicker product line; the product mix that Terayon sells each quarter which may affect gross margins; and Terayon's ability to lower and align its operating expenses with market conditions; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.

                       TERAYON COMMUNICATION SYSTEMS, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           THREE MONTHS ENDED
                                              --------------------------------------------
                                              DECEMBER 31,   SEPTEMBER 30,    DECEMBER 31,
                                                  2003           2003             2002
                                              --------------------------------------------
Revenues                                       $ 42,990        $ 37,628        $ 25,303

Cost of goods sold                               30,272          27,434          22,609
                                               ----------------------------------------
   Gross profit                                  12,718          10,194           2,694
                                               ----------------------------------------

Operating expenses:
   Research and development                      10,042           9,363          12,737
   Sales and marketing                            7,040           6,452           7,684
   General and administrative                     2,617           2,783           3,062
   Restructuring costs (reversal) and asset
     write-offs                                      --            (244)             --
                                               ----------------------------------------
     Total operating expense                     19,699          18,354          23,483
                                               ----------------------------------------
Loss from operations                             (6,981)         (8,160)        (20,789)

Interest income                                     523             583           1,202
Interest expense                                   (841)           (787)           (826)
Other income                                      1,387           1,238              51
                                               ----------------------------------------
Loss before income tax expense                   (5,912)         (7,126)        (20,362)

Income tax expense                                 (103)            (84)           (104)

                                               ----------------------------------------
Net loss                                       $ (6,015)       $ (7,210)       $(20,466)
                                               ========================================

Net loss per share, basic and diluted          $  (0.08)       $  (0.10)       $  (0.28)
                                               ========================================

Shares used in per share calculation,
  basic and diluted                              74,867          74,551          73,078
                                               ========================================

                       TERAYON COMMUNICATION SYSTEMS, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                          ----------------------
                                                             2003         2002
                                                          ----------------------
Revenues                                                  $ 133,485    $ 129,403

Cost of goods sold                                          101,034      100,949
                                                          ----------------------
   Gross profit                                              32,451       28,454
                                                          ----------------------

Operating expenses:
   Research and development                                  42,839       58,696
   Sales and marketing                                       26,781       35,704
   General and administrative                                12,128       14,715
   Restructuring costs and asset write-offs                   2,802        8,922
                                                          ----------------------
       Total operating expense                               84,550      118,037
                                                          ----------------------
Loss from operations                                        (52,099)     (89,583)

Interest income                                               2,917        6,838
Interest expense                                             (3,279)      (6,174)
Other income (expense)                                        2,424       (4,145)
Gain on early retirement of debt                                 --       49,089
                                                          ----------------------
Loss before income tax expense                              (50,037)     (43,975)

Income tax expense                                             (316)        (238)

                                                          ----------------------
Net loss                                                  $ (50,353)   $ (44,213)
                                                          ======================

Net loss per share, basic and diluted                     $   (0.68)   $   (0.61)
                                                          ======================

Shares used in per share calculation, basic and diluted      74,212       72,803
                                                          ======================

                       TERAYON COMMUNICATION SYSTEMS, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                   DECEMBER 31,  DECEMBER 31,
                                                       2003          2002
                                                   ------------  ------------
ASSETS
Current assets:
   Cash and cash equivalents                        $ 30,188       $117,079
   Short-term investments                            108,452         89,424
   Accounts receivable, net                           29,799         17,197
   Other receivables, net                              3,662          2,597
   Inventories, net                                   16,364          8,257
   Prepaid expenses and other                          2,883          8,263
                                                    --------       --------
       Total current assets                          191,348        242,817
                                                    --------       --------
Property and equipment, net                           11,871         17,906
Intangibles and other assets, net                     12,021         14,987
                                                    --------       --------
       Total assets                                 $215,240       $275,710
                                                    ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                 $ 26,049       $ 23,920
   Accrued payroll and other liabilities              29,355         46,068
                                                    --------       --------
       Total current liabilities                      55,404         69,988
                                                    --------       --------
Non-current liabilities                               68,448         68,580
Stockholders' equity                                  91,388        137,142
                                                    --------       --------
       Total liabilities and stockholders' equity   $215,240       $275,710
                                                    ========       ========